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Exhibit 99.4

CONSENT TO BE NAMED DIRECTOR NOMINEE

        I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of EnerSys (File No. 333-115553) and in any and all amendments and supplements thereto (collectively, the "Registration Statement"), and to the filing of this Consent as an exhibit to the Registration Statement.

/s/ JOHN F. LEHMAN John F. Lehman

July 2, 2004

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CONSENT TO BE NAMED DIRECTOR NOMINEE